Exhibit 99.1

SIGNATURE EXPLORATION'S CHAIRMAN AND CEO DISCUSSES NEW CORPORATE STRATEGY TO INCREASE STOCKHOLDER VALUE

Houston, TX May 30, 2011 (Marketwire) – The following is a statement from our new Chairman of the Board and Chief Executive Officer, Alan Gaines, speaking on behalf of the new management of Signature Exploration (OTC Bulletin Board: SXLP) , addressing our stockholders by outlining the Company’s strategy which, we believe will create significant value for our shareholders.

“I believe that the current landscape for acquiring oil and gas properties is quite compelling, and, at the same time, challenging. As stewards of this company, we will endeavor to identify the most attractive opportunities while adhering to strict internal transaction and risk management guidelines and maintaining regard for both engineering and capital structure. We will strive to insure that incremental economics, with respect to the drillbit, generate high rates of return. By doing so, Signature expects to benefit from management's large proprietary deal flow, extensive industry contacts, and relationships within the energy financial community.

“We will intelligently finance accretive acquisitions, keeping a close eye on our debt to total equity capitalization ratio, using debt only for high rate of return development projects, and making sure that there is sufficient equity to insure completion of those projects. Management believes this strategy will create substantial value for our shareholders.

“Signature's management has a proven track record regarding the identification, acquisition, drilling, and operation of producing and nonproducing properties. It is our belief that our stockholders will be best served primarily via the acquisition of leasehold acreage, whereby we can create value through the drillbit. Companies that are successful in this endeavor are generally rewarded with excellent recognition in the public marketplace, which in turn translates into higher than industry norm multiples of cash flow and a meaningful premium to net asset value.

“In summation, Signature will carefully consider accretive acquisitions with a constant focus on risk mitigation, a low cost operating structure, and scalable upside coupled with sound incremental economics. Combined with our ability to find new reserves and add production via the drillbit, management is confident that we will build Signature into a large company, always keeping in mind that is it our mission to increase value for our stockholders, management, and employees. I greatly look forward to working with our highly experienced Chief Operating Officer, Dr. Amiel David, and Chief Financial Officer, Steven Weldon, in the future. I am confident we will Identify, and close, a meaningful transaction in the near future.”

About Signature Exploration and Production Corp.

Signature Exploration and Production Corp. is an independent energy company engaged in the exploration, development, exploitation and acquisition of oil and natural gas properties in conventional producing areas throughout the United States.  Management's strategy is to continue making accretive acquisitions of select properties with a constant focus on risk mitigation, a low cost operating structure, and scalable upside coupled with sound incremental economics..

This news release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities and Exchange Act of 1934, as amended. Statements in this news release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. These statements involve risks and uncertainties, which could cause actual results to differ materially from those in the forward-looking statements contained herein. Such risks and uncertainties may include, but are not limited to, the impact of oil and gas prices, the ability to manage growth and acquisitions, equipment or human resources, the effect of economic and business conditions, the ability to attract and retain skilled personnel and factors outside the control of the Company. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the Company believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company's periodic reports filed from time-to-time with the United States Securities and Exchange Commission. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Contact:
Steven Weldon
CFO
Signature Exploration and Production Corp.
info@signatureexploration.com
888.895.3594